Exhibit 99.1

For Release: IMMEDIATELY

Contact:	Stephen F. Carman, VP/Treasurer	(609) 631-6222 or carmans@yanb.com
	Patrick M. Ryan, President and CEO	(609) 631-6177
	Leonardo G. Zangani	(908) 788- 9660 or office@zangani.com
	Investor Relations on YNB’s website:	www.ynb.com

YNB REPORTS RECORD SECOND QUARTER EARNINGS

Hamilton, N.J., July 20, 2005 — Yardville National Bancorp (NASDAQ:YANB) today announced double-digit percentage increases in key performance indicators, led by a 26.3 percent increase in second quarter 2005 net income over the same period in 2004. For the quarter ended June 30, 2005, YNB’s net income was $5.6 million, compared with $4.5 million earned in the second quarter of last year. Earnings per share also increased to $0.51 per diluted share, up 24.4 percent over the $0.41 per diluted share reported in the second quarter of 2004.

For the six months ended June 30, 2005, YNB’s net income increased 34.9 percent to $11.2 million from the $8.3 million earned in the same period a year ago. Diluted earnings per share increased 32.5 percent to $1.02 from the $0.77 reported in the prior year’s first half. The ongoing improvement in YNB’s financial performance for the comparable periods is primarily attributable to higher net interest income, partially offset by an increase in non-interest expense.

Loan growth continued, with loans increasing 16.4 percent to $1.90 billion at June 30, 2005 compared to $1.63 billion at June 30, 2004. “We are seeing increased competition for commercial loan business, which is resulting in a slower growth trend,” noted YNB President and Chief Executive Officer Patrick M. Ryan. “As pricing pressure comes into play, we continue to benefit from our established loan relationships, allowing us to maintain our profitability on mutually agreeable terms,” he added.

YNB has also continued to maintain sound overall credit quality. Nonperforming assets decreased to $7.9 million or 0.27 percent of total assets at June 30, 2005, compared to $11.8 million or 0.45 percent of total assets at June 30, 2004. Nonperforming assets totaled $10.0 million at December 31, 2004. At June 30, 2005, YNB’s allowance for loan losses totaled $21.7 million, or 1.15 percent of total loans, covering 274.35 percent of total nonperforming loans. As another indicator of loan quality, YNB’s net loan chargeoffs dropped in the first half of 2005 to $2.0 million compared to $3.2 million in net chargeoffs recorded for the same period of 2004.

For the three months ended June 30, 2005, YNB’s tax equivalent net interest margin improved to 3.07 percent, compared to 2.76 percent for the same period in 2004. “We have had success in achieving our goal of moving YNB’s net interest margin above 3.00 percent. However, several factors could limit further improvement in the net interest margin for the remainder of the year,” Mr. Ryan noted. “These include the impact of increased competition for loans and deposits and the flattening of the yield curve, which affects commercial loan pricing, as well as investment portfolio yields,” he explained.

YNB’s aggressive consumer deposit campaign was a major factor in deposit growth, as deposits rose 13.0 percent to $1.91 billion at June 30, 2005 from $1.69 billion at the same date in 2004. Contributing to this increase were deposits from customers attracted to YNB’s popular new “Simply Better” checking and savings relationship products as well as promotional CD rates.

New branch offices also played a role in the company’s deposit growth. YNB’s Mountain View branch in Ewing Township that opened in December and the expanded, modernized Stelton Road branch in Piscataway have already been positive factors in deposit growth. The newly-opened branch at Pennington Point West, in Northern Mercer County, should contribute going forward as well. In addition, YNB has already announced plans to open several more branches before the end of 2005, with openings planned in the fall for a North Olden Avenue location in Ewing and a branch at the Avalon Run development in Lawrence. YNB’s second Pennsylvania branch, in Morrisville, Bucks County, is scheduled to open in November.

“These new branches and product introductions help us to execute our retail banking strategy,” said YNB’s Senior Executive Vice President and Chief Operating Officer F. Kevin Tylus. “Expansion of the YNB footprint should continue into 2006, as we finalize plans for additional branches in existing and contiguous markets,” he went on.

YNB’s Executive Vice President and Chief Financial Officer Stephen F. Carman provided guidance on the company’s second half prospects. “We believe we are on track to achieve our net income goal for 2005 and are monitoring several factors that could influence these results,” he stated. “In order to reach our income target, we must accomplish loan growth of 10 to 15 percent for the year, modestly improve on our second quarter net interest margin, and experience continued sound credit quality,” he explained. “We also expect our efficiency ratio, which was 54.5 percent for the six month period ended June 30, 2005, to finish the year within our previously stated guidance,” he concluded.

YNB’s capital structure to support future growth remains solid. At June 30, 2005, YNB’s Tier 1 and risk-based capital ratios exceeded those required by regulatory guidelines to be considered well-capitalized. Shareholders were also well-rewarded, as YNB paid a cash dividend for the 46th consecutive quarter.

As of June 30, 2005, YNB had $2.93 billion in assets, with twenty-four branches serving individuals and businesses in Mercer, Hunterdon, Somerset, Burlington and Middlesex Counties in New Jersey, and Bucks County, Pennsylvania, and 7 day a week, twenty-four hour a day banking at www.ynbonline.com. Located in the corridor between New York City and Philadelphia, YNB offers a broad range of lending, deposit and other financial products and services.

Note regarding forward-looking statements

This press release and other statements made from time to time by our management contain express and implied statements relating to our future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These may include statements that relate to, among other things, profitability, liquidity, loan loss reserve adequacy, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals. Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to, the results of our efforts to implement our retail strategy, adverse changes in our loan portfolio and the resulting credit risk-related losses and expenses, interest rate fluctuations and other economic conditions, our ability to attract core deposits, continued relationships with major customers, competition in product offerings and product pricing, adverse changes in the economy that could increase credit-related losses and expenses, compliance with laws and regulatory requirements of federal and state agencies, other risks and uncertainties detailed from time to time in our filings with the SEC, as well as other risks and uncertainties detailed from time to time in statements made by our management.

Yardville National Bancorp
Summary of Financial Information
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2005	2004	2005	2004

Stock Information:
Weighted average shares outstanding:
Basic	10,552	10,444	10,535	10,435
Diluted	11,006	10,803	10,991	10,799
Shares outstanding end of period	10,572	10,478
Earnings per share:
Basic	$0.53	$0.43	$1.07	$0.80
Diluted	0.51	0.41	1.02	0.77
Dividends paid per share	0.115	0.115	0.23	0.23
Book value per share	16.14	13.48
Tangible book value per share	15.98	13.29
Closing price per share	35.75	24.95
Closing price to tangible book value	223.72%	187.74%

Key Ratios:
Return on average assets	0.79%	0.68%	0.80%	0.65%
Return on average stockholders’ equity	13.61	12.48	13.82	11.46
Net interest margin	3.00	2.70	2.97	2.66
Net interest margin (tax equivalent) (1)	3.07	2.76	3.04	2.72
Efficiency ratio	54.03	56.64	54.48	56.71
Equity-to-assets at period end	5.82	5.30
Tier 1 leverage ratio (2)	7.98	7.83

Asset Quality Data:
Net loan charge-offs	$1,606	$1,593	$1,996	$3,176

Nonperforming assets as a percentage of total assets	0.27%	0.45%

Allowance for loan losses at period end as a percent of:
Total loans	1.15	1.14
Nonperforming loans	274.35	156.81

Nonperforming assets at period end:
Nonperforming loans	$7,917	$11,826
Other real estate	—	—

Total nonperforming assets	$7,917	$11,826

(1)	The net interest margin is equal to net interest income divided by average interest earning assets. In order to present pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 35% and has the effect of increasing interest income by $491,000 and $392,000 for the three months and $959,000 and $802,000 for the six month periods ended June 30, 2005 and 2004, respectively.

(2)	Tier 1 leverage ratio is Tier 1 capital to adjusted average assets.

Yardville National Bancorp and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2005	2004	2005	2004

INTEREST INCOME:
Interest and fees on loans	$31,117	$24,149	$59,919	$47,248
Interest on deposits with banks	194	59	351	110
Interest on securities available for sale	9,154	8,631	18,170	16,796
Interest on investment securities:
Taxable	30	32	56	75
Exempt from Federal income tax	919	786	1,804	1,564
Interest on Federal funds sold	155	44	302	126

Total Interest Income	41,569	33,701	80,602	65,919

INTEREST EXPENSE:
Interest on savings account deposits	4,995	2,984	9,450	5,552
Interest on certificates of deposit of $100,000 or more	1,400	983	2,593	1,957
Interest on other time deposits	3,692	3,047	6,886	6,293
Interest on borrowed funds	9,600	8,879	18,820	17,753
Interest on subordinated debentures	1,156	840	2,263	1,650

Total Interest Expense	20,843	16,733	40,012	33,205

Net Interest Income	20,726	16,968	40,590	32,714
Less provision for loan losses	2,100	1,975	3,600	4,425

Net Interest Income After Provision for Loan Losses	18,626	14,993	36,990	28,289

NON-INTEREST INCOME:
Service charges on deposit accounts	687	787	1,348	1,650
Securities gains, net	283	—	476	586
Income on bank owned life insurance	361	491	804	977
Other non-interest income	596	438	1,016	877

Total Non-Interest Income	1,927	1,716	3,644	4,090

NON-INTEREST EXPENSE:
Salaries and employee benefits	7,034	5,643	13,863	11,475
Occupancy expense, net	1,186	1,077	2,375	2,167
Equipment expense	757	816	1,533	1,610
Other non-interest expense	3,263	3,047	6,327	5,618

Total Non-Interest Expense	12,240	10,583	24,098	20,870

Income before income tax expense	8,313	6,126	16,536	11,509
Income tax expense	2,677	1,664	5,287	3,169

Net Income	$5,636	$4,462	$11,249	$8,340

EARNINGS PER SHARE:
Basic	$0.53	$0.43	$1.07	$0.80
Diluted	0.51	0.41	1.02	0.77

Weighted average shares outstanding:
Basic	10,552	10,444	10,535	10,435
Diluted	11,006	10,803	10,991	10,799

Yardville National Bancorp and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	June 30,		Dec. 31,
(in thousands)	2005	2004	2004

Assets:
Cash and due from banks	$33,334	$32,629	$32,115
Federal funds sold	75,670	20,845	6,769

Cash and Cash Equivalents	109,004	53,474	38,884

Interest bearing deposits with banks	23,204	14,798	41,297
Securities available for sale	751,536	817,406	802,525
Investment securities	83,588	69,876	78,257
Loans	1,895,917	1,628,576	1,782,592
Less: Allowance for loan losses	(21,720)	(18,544)	(20,116)

Loans, net	1,874,197	1,610,032	1,762,476
Bank premises and equipment, net	10,318	10,898	10,431
Bank owned life insurance	45,306	43,768	44,501
Other assets	33,260	37,152	27,546

Total Assets	$2,930,413	$2,657,404	$2,805,917

Liabilities and Stockholders’ Equity:
Deposits
Non-interest bearing	$218,042	$199,485	$202,196
Interest bearing	1,694,921	1,493,903	1,607,808

Total Deposits	1,912,963	1,693,388	1,810,004

Borrowed funds
Securities sold under agreements to repurchase	10,000	10,000	10,000
Federal Home Loan Bank advances	750,000	726,000	742,000
Subordinated debentures	62,892	62,892	62,892
Obligation for Employee Stock Ownership Plan (ESOP)	189	566	377
Other	1,311	369	753

Total Borrowed Funds	824,392	799,827	816,022
Other liabilities	22,390	23,247	19,733

Total Liabilities	$2,759,745	$2,516,462	$2,645,759

Stockholders’ equity:
Common stock: no par value	93,078	90,831	91,658
Surplus	2,205	2,205	2,205
Undivided profits	78,686	62,088	69,860
Treasury stock, at cost	(3,160)	(3,160)	(3,160)
Unallocated ESOP shares	(189)	(566)	(377)
Accumulated other comprehensive income (loss)	48	(10,456)	(28)

Total Stockholders’ Equity	170,668	140,942	160,158

Total Liabilities and Stockholders’ Equity	$2,930,413	$2,657,404	$2,805,917

Financial Summary
Average Balances, Yields and Costs
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2005			June 30, 2004
			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost

INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$25,177	$194	3.08%	$25,230	$59	0.94%
Federal funds sold	21,067	155	2.94	18,146	44	0.97
Securities	857,958	10,103	4.71	879,623	9,449	4.30
Loans (1)	1,859,969	31,117	6.69	1,594,495	24,149	6.06

Total interest earning assets	$2,764,171	$41,569	6.02%	$2,517,494	$33,701	5.35%

NON-INTEREST EARNING ASSETS:
Cash and due from banks	$31,868			$28,847
Allowance for loan losses	(21,274)			(18,488)
Premises and equipment, net	10,401			11,244
Other assets	76,715			78,071

Total non-interest earning assets	97,710			99,674

Total assets	$2,861,881			$2,617,168

INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and interest bearing demand	$987,686	$4,995	2.02%	$870,158	$2,984	1.37%
Certificates of deposit of $100,000 or more	180,410	1,400	3.10	157,867	983	2.49
Other time deposits	479,910	3,692	3.08	453,126	3,047	2.69

Total interest bearing deposits	1,648,006	10,087	2.45	1,481,151	7,014	1.89
Borrowed funds	756,815	9,600	5.07	737,275	8,879	4.82
Subordinated debentures	62,892	1,156	7.35	49,662	840	6.77

Total interest bearing liabilities	$2,467,713	$20,843	3.38%	$2,268,088	$16,733	2.95%

NON-INTEREST BEARING LIABILITIES:
Demand deposits	$205,839			$182,637
Other liabilities	22,644			23,387
Stockholders’ equity	165,685			143,056

Total non-interest bearing liabilities and stockholders’ equity	$394,168			$349,080

Total liabilities and stockholders’ equity	$2,861,881			$2,617,168

Interest rate spread (2)			2.64%			2.40%

Net interest income and margin (3)		$20,726	3.00%		$16,968	2.70%

Net interest income and margin (tax equivalent basis)(4)		$21,217	3.07%		$17,360	2.76%

(1)	Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.

(2)	The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.

(3)	The net interest margin is equal to net interest income divided by average interest earning assets.

(4)	In order to present pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 35% and has the effect of increasing interest income by $491,000 and $392,000 for the three month periods ended June 30, 2005 and 2004, respectively.

Financial Summary
Average Balances, Yields and Costs
(Unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2005			June 30, 2004
			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost

INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$25,304	$351	2.77%	$22,772	$110	0.97%
Federal funds sold	22,612	302	2.67	25,814	126	0.98
Securities	854,363	20,030	4.69	863,642	18,435	4.27
Loans (1)	1,829,458	59,919	6.55	1,548,310	47,248	6.10

Total interest earning assets	$2,731,737	$80,602	5.90%	$2,460,538	$65,919	5.36%

NON-INTEREST EARNING ASSETS:
Cash and due from banks	$31,378			$27,582
Allowance for loan losses	(20,925)			(18,072)
Premises and equipment, net	10,417			11,747
Other assets	76,130			73,190

Total non-interest earning assets	97,000			94,447

Total assets	$2,828,737			$2,554,985

INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and interest bearing demand	$982,877	$9,450	1.92%	$821,177	$5,552	1.35%
Certificates of deposit of $100,000 or more	174,735	2,593	2.97	154,604	1,957	2.53
Other time deposits	474,814	6,886	2.90	453,925	6,293	2.77

Total interest bearing deposits	1,632,426	18,929	2.32	1,429,706	13,802	1.93
Borrowed funds	745,537	18,820	5.05	737,450	17,753	4.81
Subordinated debentures	62,892	2,263	7.20	48,545	1,650	6.80

Total interest bearing liabilities	$2,440,855	$40,012	3.28%	$2,215,701	$33,205	3.00%

NON-INTEREST BEARING LIABILITIES:
Demand deposits	$202,412			$172,851
Other liabilities	22,725			20,890
Stockholders’ equity	162,745			145,543

Total non-interest bearing liabilities and stockholders’ equity	$387,882			$339,284

Total liabilities and stockholders’ equity	$2,828,737			$2,554,985

Interest rate spread (2)			2.62%			2.36%

Net interest income and margin (3)		$40,590	2.97%		$32,714	2.66%

Net interest income and margin (tax equivalent basis)(4)		$41,549	3.04%		$33,516	2.72%

(1)	Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.

(2)	The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.

(3)	The net interest margin is equal to net interest income divided by average interest earning assets.

(4)	In order to present pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 35% and has the effect of increasing interest income by $959,000 and $802,000 for the six month periods ended June 30, 2005 and 2004, respectively.